EXHIBIT 21.1
FIRST INDUSTRIAL REALTY TRUST, INC.
SUBSIDIARIES OF THE REGISTRANT

State/Province
of Incorporation
Name	Formation	Registered Names in Foreign Jurisdictions
First Industrial, L.P.	Delaware	First Industrial (Alabama), Limited Partnership
First Industrial (Michigan), Limited Partnership
First Industrial (Minnesota), Limited Partnership
First Industrial (Tennessee), L.P.
First Industrial Limited Partnership
First Industrial Financing Partnership, L.P.	Delaware	First Industrial Financing Partnership, Limited Partnership
First Industrial Financing Partnership, (Alabama), Limited Partnership
First Industrial Financing Partnership, (Minnesota), Limited Partnership
First Industrial Financing Partnership, (Wisconsin), Limited Partnership
First Industrial Pennsylvania, L.P.	Delaware	N/A
First Industrial Harrisburg, L.P.	Delaware	N/A
First Industrial Securities, L.P.	Delaware	First Industrial Securities, Limited Partnership
First Industrial Mortgage Partnership, L.P.	Delaware	First Industrial MP, L.P.
First Industrial Indianapolis, L.P.	Delaware	N/A
FI Development Services, L.P.	Delaware	FIDS (Arizona) L.P.
FI Development Services, Limited Partnership
FI Development Services of Delaware, L.P.
First Industrial Investment II, LLC	Delaware	N/A
First Industrial Texas, L.P.	Delaware	N/A
FR Investment Properties, LLC	Delaware	N/A
FR JH 10, LLC	Delaware	N/A
FR Massachusetts 7, LLC	Delaware	N/A
FR E2 Property Holding, LP	Delaware	N/A
FR JH 12, LLC	Delaware	N/A
FR Ontario Acquisition, LLC	Delaware	N/A
FR ABC, LLC	Delaware	N/A
FR York Property Holding, LP	Delaware	N/A
FR Dallas Houston, LLC	Delaware	N/A
FR Kenosha, LLC	Delaware	N/A
FR 200 Cascade, LLC	Delaware	N/A
Huntington Vaughan Acquisition Trust II	Ontario	N/A
FR CO/TEX CUNA, LLC	Delaware	N/A
FR Crossroads I, LLC	Delaware	N/A
FR Hagerstown, LLC	Delaware	N/A
FRV CO, LLC	Delaware	N/A
FR Menomonee Falls, LLC	Delaware	N/A
FR Net Lease Co-Investment Program Manager, LLC	Delaware	N/A
FR Cumberland, LLC	Delaware	N/A
FR Georgia, LLC	Delaware	N/A
Huntington Vaughan Acquisition Trust	Ontario	N/A
FR 30311 Emerald Valley Parkway, LLC	Delaware	N/A
Pewaukee Maple Grove, LLC	Delaware	N/A
FR Southgate Washington, LLC	Delaware	N/A